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                                                                    Exhibit 3(i)


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            ALLEN TELECOM GROUP, INC.

                                      INTO

                              THE ALLEN GROUP INC.

                                    * * * * *

     THE ALLEN GROUP INC., a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That The Allen Group Inc., a Delaware corporation (the "Surviving Corporation"), was incorporated on the 3rd day of February, 1969, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Surviving Corporation owns all of the outstanding shares of stock of Allen Telecom Group, Inc., a Delaware corporation incorporated on the 26th day of October, 1988, pursuant to the General Corporation Law of the State of Delaware (the "Merged Corporation").

     THIRD: That the Surviving Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 5th day of December, 1996, determined to merge into itself said Merged Corporation:

          NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the provisions of
          Section 253 of the Delaware General Corporation Law, the Board of Directors of the Surviving Corporation hereby approves the merger of the Merged Corporation with and into the Surviving Corporation (the "Merger") and, on the effective date of the Merger:

                    (a) The Surviving Corporation shall be the surviving
               corporation of the Merger, and shall continue to exist as a domestic




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               corporation under the laws of the State of Delaware, with all of the rights and obligations of a surviving domestic corporation as are provided by the Delaware General Corporation Law, including, without limitation, the obligation to satisfy all of the obligations, if any, of the Merged Corporation; and

                    (b) The Merged Corporation shall cease to exist and its
               property shall become the property of the Surviving Corporation as the surviving corporation.

          FURTHER RESOLVED, that the Merger shall be effective at the close of business on February 28, 1997;

          FURTHER RESOLVED, that the Surviving Corporation change its name by amending and restating in its entirety Article FIRST of its Restated Certificate of Incorporation, as amended, to read as follows:

               "FIRST: The name of the corporation is Allen Telecom Inc."
                -----

          FURTHER RESOLVED, that all authorized and outstanding shares of stock of the Merged Corporation shall be canceled on the effective date of the Merger, and the certificates representing such shares shall be surrendered to the Surviving Corporation and canceled;

          FURTHER RESOLVED, that, notwithstanding any of the foregoing, the Board of Directors of the Surviving Corporation at any time prior to the effectiveness of the Merger, and for any reason it may deem sufficient and proper, shall have the power and authority to abandon the Merger as set forth herein;

          FURTHER RESOLVED, that the officers of the Surviving Corporation, and each of them, hereby are authorized and empowered (1) to make and execute a Certificate of Ownership and Merger setting forth the resolutions of the Board of Directors of the Surviving Corporation approving the Merger and the assumption by the Surviving Corporation of the Merged Corporation's liabilities and obligations, and the date of adoption thereof, (2) to cause the Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware and (3) to do all acts and deeds, whether within or without the State of Delaware, which may be necessary or proper to effect, or which may be advisable in connection with, the Merger; and

          FURTHER RESOLVED, that the officers of the Surviving Corporation, and each of them, hereby are authorized and empowered, in the name and on behalf of the Surviving Corporation, to execute and deliver such additional agreements,


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          instruments and documents, and to take or cause to be taken such other actions, as any such officer may determine to be necessary or desirable, in order to implement the immediately preceding resolutions and consummate the transactions contemplated thereby, each such agreement, instrument and document to be in such form and to contain such terms and conditions, consistent with the foregoing resolutions, as the officer of the Surviving Corporation executing the same may in his discretion approve, the execution and delivery thereof by such officer or the taking of such action to constitute conclusive evidence of such determination and approval and that the same are in accordance with these resolutions and are the duly authorized acts of the Surviving Corporation.

     FOURTH: That anything herein or elsewhere to the contrary notwithstanding, the terms of the Merger may be amended or the Merger may be terminated and abandoned by the Board of Directors of the Surviving Corporation at any time prior to the date of filing this Certificate of Ownership and Merger with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, said The Allen Group Inc. has caused this Certificate of Ownership and Merger to be signed by McDara P. Folan, III, its Vice President, this _____ day of February, 1997.


                                     THE ALLEN GROUP INC.


                                     By: /s/ McDara P. Folan, III
                                         --------------------------------
                                         McDara P. Folan, III, Vice President




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